Exhibit 8.1

List of Significant Subsidiaries

Name	Jurisdiction of incorporation	Relationship with the registrant

NQ International Limited	Hong Kong	Wholly owned subsidiary

NQ Mobile (Beijing) Co., Ltd.	PRC	Subsidiary wholly owned by NQ International Limited

NQ (Beijing) Co., Ltd.	PRC	Subsidiary wholly owned by NQ International Limited

Beijing NQ Mobile Co., Ltd.	PRC	Subsidiary wholly owned by NQ International Limited

Beijing NQ Technology Co., Ltd.	PRC	Variable interest entity

Xinjiang NQ Mobile Venture Capital Investment Co., Ltd.	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

FL Mobile Jiutian Technology, Co., Ltd.	PRC	Subsidiary majority owned by Xinjiang NQ Mobile Venture Capital Investment Co., Ltd.

Beijing Fanyue Information Technology Co., Ltd.	PRC	Subsidiary wholly owned by FL Mobile Jiutian Technology, Co., Ltd.

Beijing Wanpu Century Co., Ltd.	PRC	Subsidiary wholly owned by FL Mobile Jiutian Technology, Co., Ltd.

Beijing Showself Technology Co., Ltd	PRC	Subsidiary majority owned by Beijing NQ Technology Co., Ltd.

*	Also previously translated as Feiliu Jiutian Technology Co., Ltd.,